UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2019

BrightSphere Investment Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-230202	47-1121020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street, 53rd Floor Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617)-369-7300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BSIG	New York Stock Exchange
4.800% Notes due 2026	BSIG 26	New York Stock Exchange
5.125% Notes due 2031	BSA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

DESCRIPTION OF BRIGHTSPHERE-DELAWARE CAPITAL STOCK

The following description of the capital stock of BrightSphere Investment Group Inc. (“BrightSphere-Delaware”) is a summary. This summary is subject to the General Corporation Law of the State of Delaware (the “DGCL”) and the complete text of the BrightSphere-Delaware Amended and Restated Certificate of Incorporation, filed on July 12, 2019 (the “Certificate of Incorporation”) and the BrightSphere-Delaware Amended and Restated Bylaws, adopted on July 12, 2019 (the “Bylaws”), which are incorporated herein by reference. We encourage you to read that law and those documents carefully.

General

The BrightSphere-Delaware Certificate of Incorporation authorizes 230 million shares of common stock, par value $0.001 per share (the “Common Stock”), and 10 million shares of preferred stock, par value $0.001 per share.

Common Stock

Voting Rights

Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. BrightSphere-Delaware stockholders do not have cumulative voting rights in the election of directors. Accordingly, in an uncontested election, holders of a majority of the voting shares are able to elect all of the directors.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of Common Stock will be entitled to receive dividends, if any, as may be declared from time to time by BrightSphere-Delaware’s board of directors out of legally available funds. Dividends may be paid in cash, in property or in shares of Common Stock. Declaration and payment of any dividend will be subject to the discretion of the BrightSphere-Delaware board of directors. The time and amount of dividends will depend upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs, restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors the BrightSphere-Delaware board of directors may consider relevant.

Liquidation

In the event of BrightSphere-Delaware’s liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of BrightSphere-Delaware’s debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of Common Stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to Common Stock. The rights, preferences and privileges of the holders of Common Stock will be subject to and may be adversely affected by the rights of the holders of shares of any series of BrightSphere-Delaware preferred stock that BrightSphere-Delaware may designate in the future.

Fully Paid and Nonassessable

All outstanding shares of Common Stock of BrightSphere-Delaware are fully paid and non-assessable.

Preferred Stock

The BrightSphere-Delaware Certificate of Incorporation authorizes the board of directors of BrightSphere-Delaware to issue preferred stock in one or more series and to determine the preferences, limitations and relative rights of any shares of preferred stock that it shall choose to issue, without vote or action by the stockholders.

Annual Stockholder Meetings

The BrightSphere-Delaware Certificate of Incorporation and Bylaws provide that annual stockholder meetings will be held at a date, place (if any) and time, as exclusively selected by the BrightSphere-Delaware board of directors. To the extent permitted under applicable law, BrightSphere-Delaware may but is not obligated to conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Provisions of the BrightSphere-Delaware Certificate and Bylaws and Delaware Law

Some provisions of Delaware law and BrightSphere-Delaware’s Certificate of Incorporation and Bylaws could make the following transactions difficult: acquisition of BrightSphere-Delaware by means of a tender offer; acquisition of BrightSphere-Delaware by means of a proxy contest or otherwise; or removal of incumbent officers and directors of BrightSphere-Delaware. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the best interests of BrightSphere-Delaware, including transactions that might result in a premium over the market price for BrightSphere-Delaware shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of BrightSphere-Delaware to first negotiate with its board of directors. BrightSphere-Delaware believes that the benefits of protection to BrightSphere-Delaware’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure BrightSphere-Delaware outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

BrightSphere-Delaware is subject to Section 203 of the DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock and a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for the BrightSphere-Delaware board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of BrightSphere-Delaware. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of BrightSphere-Delaware.

Special Stockholder Meetings

The BrightSphere-Delaware Bylaws provide that a special meeting of stockholders may be called only by the company’s board of directors or by one or more stockholders holding at least 10% of the total number of issued and outstanding Common Stock of BrightSphere-Delaware.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The Bylaws of BrightSphere-Delaware establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Stockholder Action by Written Consent

The BrightSphere-Delaware Certificate of Incorporation and Bylaws provide for the right of stockholders to act by written consent without a meeting.

Composition of the Board of Directors; Election and Removal of Directors; Filling Vacancies

The BrightSphere-Delaware board of directors consists of not less than five nor more than seven directors. In any uncontested elections of directors, a director nominee for the board of directors of BrightSphere-Delaware will be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote at a meeting of the stockholders for the election of directors at which a quorum is present, voting together as a single class. The directors of BrightSphere-Delaware are elected until the expiration of the term for which they are elected and until their respective successors are duly elected and qualified. Pursuant to the stockholder agreement, dated as of May 17, 2019, by and between Paulson & Co. and BrightSphere-Delaware, following the consummation of the Redomestication, Paulson & Co. shall have the right to nominate (i) two directors to the board of directors of BrightSphere-Delaware until such time as Paulson & Co. does not own at least 20% of the total number of issued and outstanding Common Stock of BrightSphere-Delaware, and (ii) one director to the board of directors of BrightSphere-Delaware until such time as Paulson & Co. does not own at least 7% of the total number of issued and outstanding Common Stock of BrightSphere-Delaware, which is consistent with the appointment rights afforded to Paulson & Co. pursuant to its prior shareholder agreement with BrightSphere-United Kingdom.

The directors of BrightSphere-Delaware may be removed by the affirmative vote of at least a majority of the holders of our then-outstanding Common Stock. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of BrightSphere-Delaware, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of Forum

The BrightSphere-Delaware Certificate of Incorporation and Bylaws provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, the BrightSphere-Delaware Certificate of Incorporation or Bylaws; or any action asserting a claim against BrightSphere-Delaware that is governed by the internal affairs doctrine. The Certificate of Incorporation provides that the exclusive forum provision will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Exchange Act or the Securities Act or the respective rules and regulations promulgated thereunder.

Amendment of the Certificate and Bylaws

The amendment of any of the provisions in the Certificate of Incorporation requires approval by a stockholder vote by the holders of at least 75% of the voting power of the then outstanding voting stock. The Bylaws of BrightSphere-Delaware may be amended by the board of directors or by the holders of at least 75% of the voting power of the then outstanding voting stock.

Limitations of Liability and Indemnification Matters

The BrightSphere-Delaware Certificate of Incorporation contains provisions that limit the liability of the directors and officers of BrightSphere-Delaware for monetary damages to the fullest extent permitted by Delaware law. Consequently, BrightSphere-Delaware directors and officers are not personally liable to the company or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s or officer’s duty of loyalty to the company or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director or officer derived an improper personal benefit.

Each of the BrightSphere-Delaware Certificate of Incorporation and Bylaws provide that BrightSphere-Delaware is required to indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law. The BrightSphere-Delaware Bylaws also obligate it to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether BrightSphere-Delaware would otherwise be permitted to indemnify him or her under Delaware law. BrightSphere-Delaware has entered into agreements with its directors and officers and expects to enter into agreements to indemnify other BrightSphere-Delaware employees as determined by the BrightSphere-Delaware board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding to the fullest extent permitted by applicable law. BrightSphere-Delaware also maintains directors’ and officers’ liability insurance.

Uncertificated Shares

Holders of shares of Common Stock of BrightSphere-Delaware do not have the right to require BrightSphere-Delaware to issue certificates for their shares. BrightSphere-Delaware will only issue uncertificated shares of Common Stock.

Stock Exchange Listing

The BrightSphere-Delaware shares of Common Stock are listed on the NYSE under the symbol “BSIG,” the same symbol under which the BrightSphere-United Kingdom ordinary shares were previously listed.

No Sinking Fund

The BrightSphere-Delaware shares of Common Stock have no sinking fund provisions.

Transfer Agent and Registrar

The transfer agent and registrar for BrightSphere-Delaware’s Common Stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is P.O. BOX 30170, College Station, TX, 77842.

Stockholder Agreement

On May 17, 2019, BrightSphere-Delaware entered into a Stockholder Agreement with Paulson & Co. containing substantially similar rights to the rights currently provided to Paulson & Co. under its prior shareholder agreement with BrightSphere-United Kingdom, effective upon consummation of the Redomestication. The Stockholder Agreement will provide Paulson & Co. with the right to nominate two directors to the board of directors of BrightSphere-Delaware so long as Paulson & Co. holds at least 20% of the outstanding shares of Common Stock of BrightSphere-Delaware and the right to appoint one director so long as Paulson & Co. holds at least 7% of the outstanding shares of Common Stock of BrightSphere-Delaware. In addition, consistent with the rights currently afforded to Paulson & Co. pursuant to its shareholder agreement with BrightSphere-United Kingdom, Paulson & Co. will have certain information rights and preemptive rights on issuance of shares of capital stock or securities convertible into capital stock of BrightSphere-Delaware.

Registration Rights Agreement

On May 17, 2019, BrightSphere-Delaware entered into a Registration Rights Agreement with Paulson & Co. containing substantially similar rights to the rights currently provided to Paulson & Co. under its prior registration rights agreement with BrightSphere-United Kingdom, effective upon consummation of the Redomestication. Pursuant to the Registration Rights Agreement, Paulson & Co. could require BrightSphere-Delaware to file one or more registration statements and prospectus supplements with the SEC covering the public resale of registrable securities beneficially owned by Paulson & Co. with expected aggregate gross proceeds of at least $50 million. BrightSphere-Delaware may be required by Paulson & Co. to file a new shelf registration statement, one or more amendments to such new shelf registration statement and one or more prospectus supplements in connection with such new shelf registration statement in the future. BrightSphere-Delaware will not be obligated to effect more than one demand registration, in addition to any registration on a shelf registration statement, in any six-month period. BrightSphere-Delaware will be obligated to file a shelf registration statement upon any request made by Paulson & Co. In addition, Paulson & Co. will have certain “piggy-back” registration rights, pursuant to which it will be entitled to register the resale of its registrable securities alongside any offering of securities that BrightSphere-Delaware may undertake, and the amount of securities BrightSphere-Delaware may offer may be subject to “cutback” in certain cases. BrightSphere-Delaware will be responsible for the expenses associated with any sale of its shares by Paulson & Co. pursuant to a registration statement, except for its legal fees and underwriting discounts, selling commissions and transfer taxes applicable to such sale.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Date: July 15, 2019

BrightSphere Investment Group Inc.

By:	/s/ Guang Yang
Name:	Guang Yang
Title:	Chief Executive Officer